EXHIBIT 4.2
EXECUTION COPY

COVANTA HOLDING CORPORATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of January 31, 2007

$373,750,000 Aggregate Principal Amount of
1.00% Senior Convertible Debentures due 2027

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          THIS FIRST SUPPLEMENTAL INDENTURE dated as of January 31, 2007 between Covanta Holding Corporation, a Delaware corporation, as issuer (hereinafter sometimes called the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (hereinafter sometimes called the “Trustee”).
W I T N E S S E T H:
          WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of January 18, 2007 (the “Original Indenture”), with the Trustee;
          WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the “Indenture”;
          WHEREAS, under the Original Indenture, a new series of securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
          WHEREAS, Section 2.1 of the Original Indenture expressly permits the Company and the Trustee to enter into one or more indentures supplemental thereto for the purpose of establishing the form or terms of Debentures to be issued under the Indenture without the consent of the holders of any Outstanding Securities;
          WHEREAS, for its lawful corporate purposes, the Company hereby proposes to create under the Indenture an additional series of securities to be designated as the Company’s 1.00% Senior Convertible Debentures due 2027 (hereinafter sometimes called the “Debentures”), in an aggregate principal amount not to exceed $373,750,000, and in order to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture;
          WHEREAS, the Form of Debenture, the certificate of authentication to be borne by each Debenture, the Form of Notice of Conversion, the Form of Repurchase Notice, and the Form of Assignment to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and
          WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this First Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.
          NOW, THEREFORE, in consideration of the premises, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the holders from time to time of the Debentures (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
          SECTION 1.01. Definitions. All terms contained in this First Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Original Indenture. In the event of any inconsistency between the Original Indenture and this First Supplemental Indenture, this First Supplemental Indenture shall govern. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
          SECTION 1.02. Solely with respect to the Debentures, the following definitions shall be added to Section 1.1 of the Original Indenture and replace any existing definitions (as applicable) in the Original Indenture, each in appropriate alphabetical order. Unless the context otherwise requires, the following terms shall have the following meanings:
          “Additional Interest” has the meaning specified in Section 7.04.
          “Additional Shares” has the meaning specified in Section 10.05(a).
          “Adjustment Event” has the meaning specified in Section 10.06(g).
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Continuing Directors,” any committee thereof duly authorized to act on behalf of such Board.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.
          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
          “Closing Date” means the date of this First Supplemental Indenture.
          “Closing Sale Price” of any share of Common Stock on any date means:

     (i) the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded; or
     (ii) if the Common Stock is not listed on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock on that date in the over-the-counter market as reported by Pink Sheets LLC or similar organization; or
     (iii) if the Common Stock is not so quoted by Pink Sheets LLC or similar organization, as determined by a nationally recognized securities dealer retained by the Company for that purpose.
          The Closing Sale Price shall be determined without reference to extended or after hours trading. If during a period applicable for calculating the Closing Sale Price of the Common Stock, an event occurs that requires an adjustment to the Conversion Rate pursuant to Section 10.06 of this First Supplemental Indenture, the Closing Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of the Common Stock during such period.
          “Common Stock” means the common stock, par value $0.10 per share, of the Company, or such other capital stock into which the Company’s common stock is reclassified or changed.
          “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.
          “Company Repurchase Notice” has the meaning specified in Section 4.03.
          “Contingent Interest” has the meaning specified in Section 5.02.
          “Contingent Payment Regulations” has the meaning specified in Section 5.04.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this First Supplemental Indenture; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.
          “Conversion Agent” means the office or agency appointed by the Company where Debentures may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.
          “Conversion Date” has the meaning specified in Section 10.02.
          “Conversion Notice” has the meaning specified in Section 10.02.

          “Conversion Period” means the period of 20 consecutive Settlement Period Trading Days:
     (i) if the Company has called the Debentures delivered for conversion for redemption, beginning on and including the 23rd scheduled Trading Day immediately preceding the Redemption Date;
     (ii) with respect to conversion notices received during the period beginning 25 Trading Days preceding the Maturity Date, beginning on and including the 23rd scheduled Trading Day immediately preceding the Maturity Date;
     (iii) with respect to conversions in connection with a Fundamental Change, beginning on and including the 23rd scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date relating to such Fundamental Change; and
     (iv) in all other cases, beginning on and including the third Settlement Period Trading Day following the Company’s receipt of a holder’s Conversion Notice.
          “Conversion Price” on any date of determination means $1,000 divided by the effective Conversion Rate as of such date.
          “Conversion Rate” means the number of shares of Common Stock into which each $1,000 principal amount of Debentures is convertible, which is initially 35.4610, subject to adjustments as set forth herein.
          “Conversion Settlement Amount” has the meaning specified in Section 10.03.
          “Current Market Price” means the average Closing Sale Price of the Common Stock for the 10 consecutive Trading Days immediately preceding the Record Date for the distribution requiring such computation.
          “Daily Conversion Value” means, for any Settlement Period Trading Day, one-twentieth (1/20) of the product of (1) the effective Conversion Rate on that day, multiplied by (2) the Closing Sale Price of the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 10.07 is applicable) on such day.
          “Daily Settlement Amount,” for each $1,000 principal amount of Debentures, for each of the 20 Settlement Period Trading Days during the applicable Conversion Period, shall consist of:
     (i) cash equal to the lesser of $50 and the Daily Conversion Value; and
     (ii) to the extent the Daily Conversion Value exceeds $50, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and $50, divided by (B) the Closing Sale Price of the Common Stock for such day.

          “Debentureholder” or “Holder” means the Person in whose name a Debenture is registered on the Registrar’s books.
          “Debentures” means any Debentures issued, authenticated and delivered under this Indenture, including any Global Debentures.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 2.04.
          “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
          “Determination Date” has the meaning specified in Section 10.06(g).
          “Distribution Notice” has the meaning specified in Section 10.01(c).
          “DTC” means The Depository Trust Company.
          “Effective Date” has the meaning specified in Section 10.05(a).
          “Event of Default” has the meaning specified in Section 7.01.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date on which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.
          “Expiration Date” has the meaning specified in Section 10.06(a)(5).
          “Expiration Time” has the meaning specified in Section 10.06(a)(5).
          “Fair Market Value” means the amount that a willing buyer would pay for a willing seller in an arm’s length transaction, as determined by the Board of Directors.
          “Financial Institution” has the meaning specified in Section 10.13(a).
          “Fiscal Quarter” means, with respect to the Company, the fiscal quarter publicly disclosed by the Company. The Company shall confirm the ending dates of its fiscal quarters for the current fiscal year to the Trustee upon the Trustee’s request.
          “Full Interest Period” means a period of days during which interest accrues from, and including, an Interest Payment Date to, but excluding, the next Interest Payment Date.

          “Fundamental Change” means the occurrence of any of the following after the original issuance of the Debentures:
     (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body);
     (2) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;
     (3) the adoption of a plan relating to the liquidation or dissolution of the Company;
     (4) the consolidation or merger of the Company with or into any other “person” (as this term is used in Section 13(d)(3) of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:
     (a) any transaction:
     (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and
     (ii) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or
     (b) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
     (5) the termination of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Debentures are convertible is neither listed for trading on a U.S. national securities exchange nor approved for quotation on any U.S. system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing or quotation in the United States.

          However, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clauses (1) or (4) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange and, as a result of the transaction or transactions, the Debentures become convertible into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto) and other applicable consideration.
          “Fundamental Change Repurchase Date” has the meaning specified in Section 4.01(a).
          Fundamental Change Repurchase Price has the meaning specified in Section 4.01(a).
          “Global Debentures” means one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary.
          “Indenture” has the meaning specified in the recitals.
          “interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, including Defaulted Interest, if any, Contingent Interest, if any, and Additional Interest, if any.
          “Interest Payment Date” has the meaning specified in Section 2.03(c).
          “Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Settlement Period Trading Day for the Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.
          “Maturity Date” means February 1, 2027.
          “Non-Stock Change of Control” means a transaction described under clause (1) or clause (4) of the definition of Fundamental Change pursuant to which 10% or more of the consideration for Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange.
          “NYSE” means the New York Stock Exchange.
          “Officers’ Certificate” has the meaning set forth in the Original Indenture.
          “Opinion of Counsel” has the meaning set forth in the Original Indenture.

          “Original Indenture” has the meaning specified in the recitals.
          “Paying Agent” has the meaning specified in the Original Indenture.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
          “Public Acquirer Change of Control” means a Non-Stock Change of Control in which the acquirer has a class of common stock traded on a U.S. national securities exchange or that shall be so traded or quoted when issued or converted in connection with such Non-Stock Change of Control (the “Public Acquirer Common Stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it shall be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement; provided that such corporation fully and unconditionally guarantees the Debentures, in which case all references to Public Acquirer Common Stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
          “Public Acquirer Common Stock” has the meaning specified in the definition of Public Acquirer Change of Control.
          “Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to received such dividend or distribution.
          “Redemption Date” means, with respect to any redemption of Debentures, the date of redemption with respect thereto (which shall be a Business Day).
          “Redemption Price” has the meaning specified in Section 3.01.
          “Reference Property” has the meaning specified in Section 10.07.
          “Register” has the meaning specified in the Original Indenture.
          “Registrar” has the meaning specified in the Original Indenture.
          “Regular Record Date” means, with respect to any Interest Payment Date, the January 15 and July 15 preceding the applicable February 1 and August 1 Interest Payment Date, respectively.

          “Reorganization Event” has the meaning specified in Section 10.07.
          “Repurchase Date” has the meaning specified in Section 4.02(a).
          “Repurchase Notice” has the meaning specified in Section 4.01(c).
          “Repurchase Price” has the meaning specified in Section 4.02(a).
          “Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Settlement Period Trading Day” means a day during which:
     (i) trading in the Common Stock generally occurs;
     (ii) there is no Market Disruption Event; and
     (iii) the Closing Sale Price for the Common Stock is provided on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded;
provided, however, that if the Common Stock is not traded on any market, then “Settlement Period Trading Day” means a day that the Closing Sale Price can be obtained.
          “Significant Subsidiary” means any subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC.
          “Special Interest Payment Date” has the meaning specified in 2.04(a).
          “Special Record Date” has the meaning specified in 2.04(a).
          “Stock Price” has the meaning specified in Section 10.05(b).
          “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
          “Successor Company” has the meaning specified in Section 6.01(a).

          “Trading Day” means a day during which
     (i) trading in securities generally occurs on the NYSE, or
     (ii) if the Common Stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed, or
     (iii) if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
          “Trading Price” means, with respect to a Debenture on any date of determination, the average of the secondary market bid quotations obtained by the Trustee for $5,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include one or more of the Underwriters; provided that if only one such bid can reasonably be obtained by the Trustee, then that one bid shall be used; and provided further that, if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Debentures from an independent nationally recognized securities dealer, then, for the purpose of determining the convertibility of the Debentures only pursuant to Section 10.01(a)(8), the Trading Price per $1,000 principal amount of Debentures shall be deemed to be less than 95% of the product of (a) the Conversion Rate in effect on such determination date and (b) the Closing Sale Price of a share of Common Stock on such determination date. Notwithstanding the foregoing, for purposes of determining the Trading Price for the purposes of the Contingent Interest provisions set forth in Section 5.02 only, if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Debentures from a nationally recognized securities dealer, then the Trading Price of Debentures will be deemed to equal the product of (x) the Conversion Rate then in effect and (y) the average Closing Sale Price of the Common Stock over the five Trading-Day period ending on such determination date.
          “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this First Supplemental Indenture.
          “Trustee” means the party named as such in this First Supplemental Indenture until a successor replaces it and, thereafter, means the successor.
          “Underwriters” means Lehman Brothers Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc. and UBS Securities LLC.
          “Underwriting Agreement” means that certain Underwriting Agreement, dated as of January 25, 2007, among the Company and the Underwriters.
ARTICLE 2
ISSUE AND DESCRIPTION OF DEBENTURES
          SECTION 2.01. Designation and Amount. The Debentures shall be designated as “1.00% Senior Convertible Debentures due 2027”. The Debentures will not exceed the aggregate principal amount of $373,750,000 (except for Debentures authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Debentures pursuant to Sections 2.7, 2.8, 2.11, 3.6 or 10.6 of the Original Indenture).
          SECTION 2.02. Form of the Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Debentures attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
          SECTION 2.03. Date and Denomination of Debentures; Payment at Maturity; Payment of Interest.
          (a) Date and Denomination. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debentures attached as Exhibit A hereto.
          (b) Payment at Maturity. The Debentures shall mature on February 1, 2027, unless earlier converted, redeemed or repurchased in accordance with the provisions hereof. On the Maturity Date, each holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount of Debentures, together with accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Debentures, principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Debentures, principal and interest will be payable at the Company’s office or agency, which initially will be the office or agency of the Trustee. If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall be accrue thereon.
          The Company shall pay interest (to the extent lawful) on overdue principal at the annual rate of 1% above the then applicable interest rate from the required payment date.
          (c) Payment of Interest. Interest on the Debentures will accrue at the rate of 1.00% per annum, from January 31, 2007 until the principal thereof is paid or made available for payment. Interest shall be payable on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing August 1, 2007, to the Person in whose name any Debenture is registered on the Register at 5:00 p.m., New York City time, on any Regular Record Date with respect to the applicable Interest Payment Date, except that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid. Notwithstanding the foregoing, any Debentures or portion thereof surrendered for conversion after 5:00 p.m., New York City time, on the Regular Record Date for an Interest Payment Date but prior to the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made:

     (i) with respect to conversions during such period if the Company has given notice of a redemption of such Debentures pursuant to Section 3.02;
     (ii) with respect to conversions during such period if the Company has given notice of a Fundamental Change pursuant to Section 4.03; or
     (iii) with respect to any overdue interest, if overdue interest exists at the time of conversion with respect to such Debentures.
          Interest on the Debentures for a Full Interest Period will be calculated on the basis of a 360-day period consisting of twelve 30-day months. Interest on the Debentures for any period other than a Full Interest Period will be calculated on the basis of the actual number of days elapsed during the period and a 365-day year.
          The Company shall pay interest on:
     (i) any Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee;
     (ii) on any Debentures in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that, at maturity, interest will be payable as described in Section 2.03(b); and
     (iii) on any Debentures in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the holder of such Debentures duly delivered to the trustee at least five Business Days prior to the relevant Interest Payment Date, provided, however, that, at maturity, interest will be payable as described in Section 2.03(b).
          If an Interest Payment Date is not a Business Day, payment shall instead be made on the next succeeding Business Day, and no additional interest shall accrue thereon.
          SECTION 2.04. Defaulted Interest. Any interest on any Debenture which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 calendar days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and interest (to the extent lawful) on such defaulted interest at the annual rate borne by the Debentures plus 1% (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective predecessor Debentures) are registered at 5:00 p.m., New York City time, on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date (not less than 30 calendar days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the Special Interest Payment Date and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.2 of the Original Indenture, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Debentures (or their respective predecessor Debentures) are registered at 5:00 p.m., New York City time, on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          (c) Subject to the foregoing provisions of this Section 2.04, each Debenture delivered under this First Supplemental Indenture upon registration of, transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.
ARTICLE 3
REDEMPTION OF DEBENTURES
          SECTION 3.01. Optional Redemption of Debentures. Prior to February 1, 2012, the Company may not redeem the Debentures. At any time on or after February 1, 2012, the Debentures may be redeemed at the option of the Company, in “ whole or in part, upon notice as set forth in Section 3.02, in cash at a price (the “Redemption Price”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided, that if the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest will be paid on the Redemption Date to the holder of record on the Regular Record Date.
          The Company may not redeem any Debentures if a Default in the payment of interest on the Debentures has occurred and is continuing.

          SECTION 3.02. Notice of Optional Redemption. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a Redemption Date and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not less than 30 calendar days nor more than 60 calendar days prior to the Redemption Date to all holders of record at their last addresses as the same appear on the Register; provided that if the Company makes such request of the Trustee, the text of the notice shall be prepared by the Company. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debentures designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debentures.
          Each such notice of redemption shall specify:
     (a) the aggregate principal amount of Debentures to be redeemed;
     (b) the CUSIP number or numbers of the Debentures being redeemed;
     (c) the Redemption Date;
     (d) the Redemption Price at which the Debentures are to be redeemed;
     (e) the name of the Paying Agent, the place or places of payment and that payment will be made upon presentation and surrender of such Debentures;
     (f) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after such date, interest thereon or on the portion thereof to be redeemed will cease to accrue;
     (g) that the holder has a right to convert the Debentures called for redemption;
     (h) the effective Conversion Rate on the date of such notice;
     (i) the time and date on which the right to convert such Debentures or portions thereof will expire; and
     (j) the date on which the Conversion Period begins.
          If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debentures are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debentures, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

          Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Debentures to be redeemed not fewer than 30 calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.
          SECTION 3.03. Selection of Debentures to be Redeemed. If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debentures or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (and in such manner as is not prohibited by applicable legal requirements. If any Debentures selected for redemption is submitted for conversion in part after such selection, the portion of such Debentures submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debentures are submitted for conversion in part before the mailing of the notice of redemption.
          Upon any redemption of less than all of the outstanding Debentures, the Company will not be required to (i) issue, register the transfer of, or exchange any Debentures during the period of fifteen calendar days preceding the mailing of a notice of redemption or (ii) register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.
          SECTION 3.04. Deposit of Redemption Price. On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall set aside, segregate and hold in trust as provided in Section 2.5 of the Original Indenture) an amount of cash in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofor surrendered for conversion into Common Stock) at the Redemption Price, together with accrued and unpaid interest to, but excluding, the Redemption Date; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. If any Debentures called for redemption are converted in accordance with Article 10 prior to such Redemption Date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Debentures shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.
          SECTION 3.05. Payment of Debentures Called for Redemption. If notice of redemption has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted in accordance with Article 10, become due and payable on the Redemption Date and at the place or places stated in such notice of redemption at the Redemption Price, plus interest accrued and unpaid to, but excluding, the Redemption Date (unless the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which event the interest payable on such Interest Payment Date will be paid on the Interest Payment Date to the holder of record on the Regular Record Date), and, unless the Company shall default in the payment of such Debentures at the Redemption Price, plus interest, if any, accrued and unpaid to, but excluding, the Redemption Date, then, on the Redemption Date, such Debentures will cease to be outstanding, interest will cease to accrue on such Debentures and all other rights of the holders of such Debentures will terminate, other than the right to receive the Redemption Price, and previously accrued and unpaid interest thereon. On presentation and surrender of such Debentures at a place of payment specified in the notice or redemption, such Debentures shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued and unpaid thereon to, but excluding, the Redemption Date; provided that if the applicable Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest payable shall be paid on such Interest Payment Date to the holders of record of such Debentures on the applicable Regular Record Date instead of the holders surrendering such Debentures for redemption on such date.
          If any Debentures called for redemption shall not be so paid upon surrender thereof for redemption on the Redemption Date as provided in this Section 3.03, the Company shall pay interest (to the extent lawful) on the overdue Redemption Price at the annual rate borne by the Debentures plus 1%, and such Debentures shall remain convertible into Common Stock in accordance with Article 10 until the Redemption Price and interest shall have been paid or duly provided for.
          SECTION 3.06. Debentures Redeemed in Part. Upon presentation of any Debentures redeemed in part only, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Debentures presented.
ARTICLE 4
REPURCHASE OF DEBENTURES
          SECTION 4.01. Repurchase at Option of Holders Upon a Fundamental Change.
          (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each holder of Debentures shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, for which such holder has properly delivered and not withdrawn a Repurchase Notice on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days nor more than 35 calendar days after the date of the Company Repurchase Notice related to such Fundamental Change at a cash repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, subject to the satisfaction by the holder of the requirements set forth in Section 4.01(c); provided that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Fundamental Change Repurchase Date to the holders of record of the Debentures on the applicable Regular Record Date instead of the holders surrendering the Debentures for repurchase on such date.

          (b) On or before the fifth calendar day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all holders of record of the Debentures on the date of the Fundamental Change at their addresses shown in the Register (and to beneficial owners of the Debentures to the extent required by applicable law) a Company Repurchase Notice as set forth in Section 4.03 with respect to such Fundamental Change. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to holders of Debentures. Simultaneously with the mailing of such Company Repurchase Notice, the Company shall disseminate a press release containing the relevant information and make such information available on the Company’s website or through another public medium as the Company may use at such time.
          No failure of the Company to give the foregoing notices and press release and no defect therein shall limit the repurchase rights of holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 4.01.
          (c) For Debentures to be repurchased at the option of the holder, the holder must deliver to the Paying Agent, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, a written notice of the holder’s exercise of its repurchase right (the “Repurchase Notice”). The Repurchase Notice must state the following:
     (A) the certificate number of the Debentures which the holder will deliver to be repurchased (if the Debentures are certificated) or appropriate Depositary information in accordance with appropriate Depositary procedures (if the Debentures are represented by a Global Debenture);
     (B) the portion of the principal amount of the Debentures which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and
     (C) that such Debentures shall be repurchased by the Company pursuant to the terms and conditions specified in the Debentures and in this Indenture.
          The Repurchase Notice must be accompanied by such Debentures duly endorsed for transfer (if the Debentures are certificated) or book-entry transfer of such Debentures (if such Debentures are represented by a Global Debenture). The delivery of such Debentures to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

          (d) The Company shall repurchase from the holder thereof, pursuant to this Section 4.01, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture.
          (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
          Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.
          SECTION 4.02. Repurchase of Debentures by the Company at the Option of Holders. (a) Each holder of Debentures shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on February 1, 2012, February 1, 2017 and February 1, 2022 (each, a “Repurchase Date”), at a cash repurchase price (the “Repurchase Price”) of 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date; provided that the interest payable shall be paid on such Repurchase Date to the holders of record of the Debentures on the applicable Regular Record Date instead of the holders surrendering the Debentures for repurchase on such date.
          (b) On or before the 20th Business Day prior to each Repurchase Date, the Company shall mail or cause to be mailed to all holders of record on such date at their addresses shown in the Register (and to beneficial owners as required by applicable law) a Company Repurchase Notice as set forth in Section 4.03. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to holders of Debentures. Simultaneously with the mailing of such Company Repurchase Notice, the Company shall disseminate a press release containing the relevant information and make such information available on the Company’s website or through another public medium as the Company may use at such time.
          No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 4.02.
          (c) For Debentures to be so repurchased at the option of the holder, the holder must deliver to the Paying Agent, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the applicable Repurchase Date to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Date, a Repurchase Notice stating the following:
     (A) the certificate number of the Debentures which the holder will deliver to be repurchased (if the Debentures are certificated) or appropriate Depositary information in accordance with appropriate Depositary procedures (if the Debentures are represented by a Global Debenture),

     (B) the portion of the principal amount of the Debentures which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and
     (C) that such Debentures shall be repurchased by the Company pursuant to the terms and conditions specified in the Debentures and in this Indenture.
          The Repurchase Notice must be accompanied by such Debentures duly endorsed for transfer (if the Debentures are certificated) or book-entry transfer of such Debentures (if such Debentures are represented by a Global Debenture). The delivery of such Debentures to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 4.02 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
          (d) The Company shall repurchase from the holder thereof, pursuant to this Section 4.02, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debentures.
          (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
          Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.02 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.
          SECTION 4.03. Company Repurchase Notice. In connection with any repurchase of Debentures, the Company shall, in the case of a Fundamental Change, on or before the fifth calendar day after the occurrence of such Fundamental Change or, in the case of any repurchase of Debentures at the option of holders pursuant to Section 4.02, no less than 20 Business Days prior to each Repurchase Date, give notice to holders (with a copy to the Trustee and the Paying Agent) setting forth information specified in this Section 4.03 (in either case, the “Company Repurchase Notice”).
          Each Company Repurchase Notice shall:
     (1) state the Fundamental Change Repurchase Price or Repurchase Price, as applicable, and the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, to which the Company Repurchase Notice relates;

     (2) state, if applicable, the circumstances constituting the Fundamental Change;
     (3) state that the Fundamental Change Repurchase Price or Repurchase Price, as applicable, will be paid in cash;
     (4) state that holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date or Repurchase Date, as applicable;
     (5) include a form of Repurchase Notice;
     (6) state the name and address of the Paying Agent;
     (7) state that Debentures must be surrendered to the Paying Agent to collect the Fundamental Change Repurchase Price or Repurchase Price, as applicable;
     (8) state that a holder may withdraw its Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, by delivering a valid written notice of withdrawal in accordance with Section 4.04;
     (9) state whether the Debentures are then convertible, the then applicable Conversion Rate, and, in the case of the occurrence of a Fundamental Change, the expected changes in the Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Debentures as a result of the occurrence of the Fundamental Change, in each case if applicable;
     (10) that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this First Supplemental Indenture;
     (11) state the amount of interest accrued and unpaid per $1,000 principal amount of Debentures to, but excluding, the Fundamental Change Repurchase Date and Repurchase Date, as applicable; and
     (12) state the CUSIP number of the Debentures.
A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, that the text of the Company Repurchase Notice shall be prepared by the Company.
          SECTION 4.04. Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 4.01 or Section 4.02, as applicable, the holder of the Debentures in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with the following paragraph)

thereafter be entitled to receive solely the Fundamental Change Repurchase Price or Repurchase Price, as applicable, with respect to such Debentures. Such Fundamental Change Repurchase Price or Repurchase Price, as applicable, shall be paid to such holder, subject to receipt of funds and/or the Debentures by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date or the Repurchase Date with respect to such Debentures (provided the holder has satisfied the conditions in Section 4.01 or Section 4.02, as applicable) and (y) the time of book-entry transfer or delivery of such Debentures to the Paying Agent by the holder thereof in the manner required by Section 4.01 or Section 4.02, as applicable. The Debentures in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.
          A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, specifying:
     (a) the certificate number of the Debentures in respect of which such notice of withdrawal is being submitted (if the Debentures are certificated), or the appropriate Depositary information in accordance with appropriate Depositary procedures (if the Debentures in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture);
     (b) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted; and
     (c) the principal amount, if any, of such Debentures which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.
          If a Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Debentures listed in such Repurchase Notice.
          SECTION 4.05. Deposit of Fundamental Change Repurchase Price or Repurchase Price. On or prior to the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall set aside, segregate and hold in trust as provided in Section 2.5 of the Original Indenture) an amount of cash in immediately available funds sufficient to repurchase on the Fundamental Change Repurchase Date or Repurchase Date, as applicable, all the Debentures (or portions thereof) tendered for repurchase at the aggregate Fundamental Change Repurchase Price or Repurchase Price, as applicable, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date or Repurchase Date, as applicable; provided that if such payment is made on the Fundamental Change Repurchase date or Repurchase Date, as applicable, it must be received by the Paying Agent by 11:00 a.m., New York City time, on such date. If any Debentures tendered for repurchase are converted in accordance with Article 10 prior to such Fundamental Change Repurchase Date or Repurchase

Date, as applicable, any money deposited with the Paying Agent or so segregated and held in trust for the repurchase of such Debentures shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.
          SECTION 4.06. Payment of Debentures Tendered for Repurchase. If on the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price or Repurchase Price, as applicable, of the Debentures that holders have elected to require the Company to repurchase in accordance with Section 4.01 or 4.02, as applicable, then, on the Fundamental Change Repurchase Date or the Repurchase Date, such Debentures will cease to be outstanding, interest will cease to accrue on such Debentures and all other rights of the holders of such Debentures will terminate, other than the right to receive the Fundamental Change Repurchase Price or Repurchase Price, as applicable, and previously accrued and unpaid interest upon delivery or book-entry transfer of the Debentures. This will be the case whether or not book-entry transfer of the Debentures has been made or the Debentures has been delivered to the Paying Agent.
          If any Debentures that holders have elected to require the Company to repurchase in accordance with Section 4.01 or 4.02, as applicable, shall not be so paid on the Fundamental Change Repurchase Date or Repurchase Date, as applicable, the Company shall pay interest (to the extent lawful) on the overdue Fundamental Change Repurchase Price or Repurchase Price, as applicable, at the annual rate borne by the Debentures plus 1%, and the Debentures shall remain convertible into Common Stock in accordance with Article 10 until the Fundamental Change Repurchase Price or Repurchase Price, as applicable, and interest shall have been paid or duly provided for.
          SECTION 4.07. Debentures Repurchased in Part. Upon presentation of any Debentures repurchased only in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the holder thereof at the expense of the Company, a new Debentures or Debentures of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.
          SECTION 4.08. Covenant to Comply with Securities Laws Upon Repurchase of Debentures. The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Debentures, file the related Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Debentures and comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Debentures.
ARTICLE 5
ADDITIONAL COVENANT AND CONTINGENT INTEREST
          SECTION 5.01. Reporting Covenant. Section 4.2 of the Original Indenture is hereby amended and restated with respect to the Debentures (but not with respect to any other series of Securities) as follows:

          “The Company shall deliver to the Trustee, within 15 days after it would have been required to file them with the SEC, copies of the Company’s annual reports on Form 10-K and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had it continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had the Company continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.”
          SECTION 5.02. Contingent Interest. Beginning with the six-month interest period commencing February 1, 2012, the Company will pay contingent interest (“Contingent Interest”) during any six-month interest period to the holders of the Debentures if the Trading Price of the Debentures for each of the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Debentures.
          During any six-month interest period when Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Debentures shall equal 0.25% of the average Trading Price of $1,000 principal amount of Debentures during the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period used to determine whether Contingent Interest must be paid.
          The Trustee’s sole responsibility pursuant to this Section 5.02 shall be to obtain the Trading Price of the Debentures for each of the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period and to provide such information to the Company. The Company shall determine whether holders are entitled to receive Contingent Interest, and if so, provide notice pursuant to Section 5.03 and determine the amount of Contingent Interest payable. Notwithstanding any term contained in this First Supplemental Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.
          Contingent interest for any period shall be paid on the same date and to the same Person entitled to receive other interest payable on any Debentures. Contingent Interest due under this Section 5.02 shall be treated for all purposes of this First Supplemental Indenture like any other interest accruing on the Debentures.
          SECTION 5.03. Contingent Interest Notification. Prior to the first Business Day of a six-month interest period during which Contingent Interest will be paid, the Company will disseminate a press release stating that Contingent Interest will be paid on the Debentures and identifying the six-month interest period.

          SECTION 5.04. Tax Treatment. The Company agrees, and by acceptance of beneficial ownership interest in the Debentures, each holder of the Debentures will be deemed to have agreed, for U.S. federal income tax purposes (1) to treat the Debentures as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and, for purposes of the Contingent Payment Regulations, to treat the cash and the fair market value of any stock beneficially received by a holder upon any conversion of the Debentures as a contingent payment and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Debentures. A holder may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Debentures by submitting a written request for such information to the Company at the following address: Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004.
          SECTION 5.05. Deposit of Principal or Interest. On or prior to the Interest Payment Date or the Maturity Date, the Company shall deposit with the Paying Agent(or, if the Company is acting as its own Paying Agent, shall set aside, segregate and hold in trust as provided in Section 2.5 of the Original Indenture) an amount of cash in immediately available funds sufficient to pay the interest on or principal of any Debenture then outstanding; provided that if such payment is made on the Interest Payment Date or the Maturity Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date.
ARTICLE 6
CONSOLIDATION, MERGER AND SALE OF ASSETS
          SECTION 6.01. When Company May Merge or Transfer Assets. Section 5.1 of the Original Indenture is hereby amended and restated with respect to the Debentures (but not with respect to any other series of Securities) as follows:
          “The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of its property and assets to any Person unless:
          (a) either (i) the Company is the surviving corporation or (ii) if the Company is not the surviving corporation, the resulting, surviving or transferee person (the “Successor Company”) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and the Successor Company assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Debentures and this First Supplemental Indenture;
          (b) immediately after giving effect to the transaction described above, no Default or Event of Default has occurred and is continuing;
          (c) if as a result of such transaction, the Debentures become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or the Successor Company, as applicable, under the Debentures and this First Supplemental Indenture; and
          (d) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel, each stating that such consolidation or merger or sale, lease, transfer, conveyance or other disposition of property and assets complies with this Article 6.
          For purposes of this Section 6.01, the sale, lease, transfer, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the property and assets of the Company.
          SECTION 6.02. Successor Corporation Substituted. Section 5.2 of the Original Indenture is hereby amended and restated with respect to the Debentures (but not with respect to any other series of Securities) as follows:
          “The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Debentures and this First Supplemental Indenture with the same effect as if the Successor Company had been named as the Company in this First Supplemental Indenture. Upon such substitution, except in the case of a lease, the Company will be released from the obligations under the Debentures.”
ARTICLE 7
DEFAULTS AND REMEDIES
          SECTION 7.01. Events of Default. Solely with respect to the Debentures, Section 6.1 of the Original Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:
          “Event of Default”, wherever used in the Original Indenture or this First Supplemental Indenture with respect to the Debentures, shall mean any one of the following events:
          (a) default in any payment of interest on any Debenture when the same becomes due and payable and continuance of such default for a period of 30 calendar days;
          (b) default in the payment of the principal of any Debenture when the same becomes due and payable at its stated maturity, upon declaration or otherwise, or default in the payment of the Redemption Price or Fundamental Change Repurchase Price or Repurchase Price, in respect of any Debentures when due;
          (c) failure to comply with the Company’s obligation to convert the Debentures, in accordance with Article 10 upon exercise of a holder’s conversion right and the continuance of such failure for five Business Days following the scheduled settlement date for such conversion;

          (d) failure to provide notice of the anticipated effective date or actual effective date of a Fundamental Change, or a Distribution Notice pursuant to Section 10.01(c), in each case on a timely basis as required in this First Supplemental Indenture and such failure continues for 5 calendar days;
          (e) failure to comply with the Company’s obligations under Article 6;
          (f) except as provided in Section 7.04, default in the performance or observance of any other term, covenant or agreement of the Company contained in the Debentures, the Original Indenture or this First Supplemental Indenture (other than a term, covenant or agreement a default in whose performance is elsewhere in this Section specifically dealt with or which has expressly been included in the Original Indenture solely for the benefit of a series of Securities other than the Debentures), and continuance of such default for a period of 60 calendar days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
          (g) failure to pay when due (whether at stated maturity or otherwise), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any Significant Subsidiary by the holders thereof, if the total amount of such indebtedness unpaid or accelerated exceeds $30.0 million (or its foreign currency equivalent) in the aggregate unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;
          (h) the rendering of a final judgment or decree for the payment of $30.0 million (or its foreign currency equivalent) or more rendered against the Company or any Subsidiary, which judgment or decree is not discharged, waived or stayed within 60 calendar days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced or (B) the date on which all rights to appeal have been extinguished.
          (i) the entry by a court having jurisdiction in the premises of:
          (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law; or
          (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
          (j) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar laws or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.
          The foregoing will constitute Events of Default whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.”
          SECTION 7.02. Acceleration of Maturity; Rescission and Annulment. Solely with respect to the Debentures, Section 6.2 of the Original Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:
          “If an Event of Default specified in Section 7.01(i) or (j) with respect to the Company or any Significant Subsidiary occurs, the principal of and accrued and unpaid interest on all the outstanding Debentures shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Debentures. If an Event of Default (other than an Event of Default specified in Section 7.01(i) or (j) with respect to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Debentures by notice to the Company, may declare the principal amount of and accrued but unpaid interest on the outstanding Debentures to be due and payable. Upon such a declaration, such principal and interest shall become due and payable immediately.
          At any time after such a declaration of acceleration with respect to the Debentures has been made or occurred and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of a majority in principal amount of the outstanding Debentures, by written notice to the Company and the Trustee may:

          (a) waive by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Debenture (including payments pursuant to the optional redemption or required repurchase provisions on such Debenture, if any) when due, (ii) a Default or Event of Default in the satisfaction of the Company’s conversion obligations with respect to a Debenture or (iii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected; and
          (b) rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:
     (A) all overdue interest on all Debentures;
     (B) the principal amount of any Debentures which have become due otherwise than by such declaration of acceleration;
     (C) interest (to the extent lawful) upon overdue interest or principal (or Redemption Price or Fundamental Change Repurchase Price or Repurchase Price, if applicable) to the date of such payment or deposit at the rate prescribed therefor in this First Supplemental Indenture; and
     (D) all sums paid or advanced by the Trustee under this First Supplemental Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
     (2) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
     (3) all Events of Default with respect to Debentures, other than the non-payment of the principal amount of the Debentures and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived.
No such waiver or rescission and annulment shall affect any subsequent default or impair any right consequent thereon.”
          SECTION 7.03. Limitation on Suits. Solely with respect to the Debentures, Section 6.7 of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:
          “Except in the case of a Default in the payment of principal or interest when due, no Debentureholder may pursue any remedy with respect to this First Supplemental Indenture or the Debentures unless:

          (a) the Debentureholder gives to the Trustee written notice stating that an Event of Default is continuing:
          (b) the Debentureholders of at least 25% in aggregate principal amount of the outstanding Debentures make a written request to the Trustee to pursue the remedy and offer to the Trustee reasonable security or indemnity against any costs, liability or expense of the Trustee;
          (c) the Trustee does not comply with the request within 60 calendar days after receipt of the request and the offer of security or indemnity; and
          (d) the Trustee does not receive an inconsistent direction from Debentureholders of a majority in aggregate principal amount of the Debentures during such 60 day period.
          A Debentureholder may not use this First Supplemental Indenture to prejudice the rights of another Debentureholder or to obtain a preference or priority over another Debentureholder.
          Notwithstanding any other provision of this First Supplemental Indenture and any provision of any Debentures, the right of any holder of any Debentures to receive payment of the principal of (including the Redemption Price upon redemption or Fundamental Change Repurchase Price or Repurchase Price, as applicable, upon repurchase) and accrued interest on such Debentures, on or after the respective due dates expressed in such Debentures or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.
          Anything contained in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debentures, without the consent of either the Trustee or the holder of any other Debentures, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.”
          SECTION 7.04. Failure to Comply with Reporting Covenant. Notwithstanding anything to the contrary in this First Supplemental Indenture, the sole remedy for an Event of Default relating to the Company’s failure to perform or observe the covenant in Section 5.01 will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Additional Interest”) on the Debentures at an annual rate equal to 0.50% of the principal amount of the Debentures. Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Debentures. Additional Interest will accrue on all outstanding Debentures from and including the date on which an Event of Default relating to a failure by the Company to comply with its obligations pursuant to Section 5.01 first occurs to, but not including, the 365th day thereafter (or such earlier date on which the Event of Default relating to the Company’s obligations pursuant to Section 5.01 shall have been cured or waived). On such 365th day (or earlier, if an Event of Default relating to the Company’s obligations pursuant to Section 5.01 is cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Debentures will be subject to acceleration as provided in Section 7.02 if such Event of Default is continuing.
ARTICLE 8
DISCHARGE OF INDENTURE
          SECTION 8.01. Discharge of Liability on Debentures. (a) Solely with respect to the Debentures, Section 9.1 of the Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:
     “When (i) the Company delivers to the Trustee all outstanding Debentures (other than Debentures replaced pursuant to Section 2.8 of the Original Indenture) for cancellation or (ii) all outstanding Debentures have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption or upon a repurchase pursuant to Article 4 hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption or repurchase all outstanding Debentures, including interest thereon to maturity or such redemption or repurchase date (other than Debentures replaced pursuant to Section 2.8 of the Original Indenture), and any cash and shares of Common Stock or other property, if any, due in respect of converted Debentures, and if in each such case the Company pays all other sums payable hereunder by the Company, then this First Supplemental Indenture shall, subject to Section 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this First Supplemental Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
          (b) Notwithstanding clause (a) above, the Company’s obligations in this Article 8 shall survive until the Debentures have been paid in full or the Company’s conversion obligations with respect to the delivery of the Conversion Settlement Amount have been satisfied in full.
          SECTION 8.02. Defeasance. The Debentures will not be subject to legal defeasance or covenant defeasance. Accordingly, Sections 9.3 and 9.4 of the Base Indenture shall not apply with respect to the Debentures.
ARTICLE 9
AMENDMENTS
          SECTION 9.01. Without Consent of Debentureholders. Solely with respect to the Debentures, Section 10.1 of the Original Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:
          “The Company and the Trustee may amend this First Supplemental Indenture or the Debentures without notice to or consent of the holder of any Debentures to, among other things:

          (a) provide for conversion rights of holders of the Debentures and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of its property and assets substantially as an entirety;
          (b) provide for the assumption of the Company’s obligations to the holders of the Debentures in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;
          (c) surrender any right or power conferred upon the Company;
          (d) add to the covenants of the Company for the benefit of the holders of the Debentures, including adding one or more additional put rights in favor of the holders of the Debentures;
          (e) cure any ambiguity, omission or correct or supplement any provisions of this First Supplemental Indenture which may be defective or otherwise inconsistent with any other provision of this First Supplemental Indenture;
          (f) make any provision with respect to matters or questions arising under this First Supplemental Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this First Supplemental Indenture; provided that such change or modification does not adversely affect the interests of the holders of the Debentures in any material respect;
          (g) increase the Conversion Rate; provided that the increase will not adversely affect the interests of the holders of the Debentures;
          (h) comply with the requirements of the SEC in order to effect or maintain the qualification of this First Supplemental Indenture under the Trust Indenture Act;
          (i) secure the Debentures;
          (j) add guarantees of obligations under the Debentures; and
          (k) provide for a successor Trustee.
          After an amendment under this Section becomes effective, the Company shall mail to holders of Debentures a notice briefly describing such amendment. The failure to give such notice to all holders of Debentures, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.”
          SECTION 9.02. With Consent of Debentureholders. Solely with respect to the Debentures, Section 10.2 of the Original Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:
          “Except as provided in the next sentence, the Company and the Trustee may amend this First Supplemental Indenture or the Debentures with the written consent or affirmative vote of the holders of at least a majority in principal amount of the Debentures then outstanding, without notice to any other Debentureholder. Without the written consent or affirmative vote of each Holder of an outstanding Debenture affected (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for, the Debentures), an amendment may not:
          (a) extend the maturity of any Debentures;
          (b) reduce the rate or extend the time for payment of interest on any Debentures;
          (c) reduce the principal amount of any Debentures;
          (d) reduce any amount payable upon redemption or repurchase of any Debentures;
          (e) impair the right of a holder to institute suit for payment of any Debentures;
          (f) change the currency in which any Debentures is payable;
          (g) change the redemption provisions in a manner adverse to the holders of Debentures;
          (h) change the Company’s obligation to repurchase any Debentures at the option of the holder in a manner adverse to the holders;
          (i) change the Company’s obligation to repurchase any Debentures upon a Fundamental Change in a manner adverse to the holders;
          (j) affect the right of a holder to convert any Debentures into cash and shares of the Common Stock, if any, or reduce the Conversion Rate, except as permitted pursuant to this First Supplemental Indenture;
          (k) change the Company’s obligation to maintain an office or agency;
          (l) modify certain provisions of this First Supplemental Indenture relating to modification of this First Supplemental Indenture or waiver under this First Supplemental Indenture; or
          (m) reduce the percentage of the Debentures required for consent to any modification of this First Supplemental Indenture that does not require the consent of each affected holder.
          For the avoidance of doubt, the only written consent or affirmative vote required to approve any of the foregoing changes is the written consent or affirmative vote of each Debenture affected by such change; the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the Debentures then outstanding is not additionally required.

          It shall not be necessary for the consent of the Debentureholders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.
          Any Debentures held by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding Debentures have consented to or voted for a modification, amendment or waiver of the terms of this First Supplemental Indenture.”
ARTICLE 10
CONVERSION OF DEBENTURES
          SECTION 10.01. Right to Convert. (a) Subject to the procedures for conversion set forth in this Article 10, a Holder of any Debentures not previously redeemed or repurchased shall have the right, at such Holder’s option, to convert all or a portion of the principal amount of any such Debentures that is an integral multiple of $1,000 at the Conversion Rate provided in Section 10.05, 10.06 and 10.12) at any time on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date only under the following circumstances:
     (1) prior to February 1, 2025, on any date during any Fiscal Quarter beginning after March 31, 2007 (and only during such Fiscal Quarter), if the Closing Sale Price of Common Stock was more than 130% of the then effective Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding Fiscal Quarter;
     (2) on or after February 1, 2025, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding February 1, 2027;
     (3) with respect to Debentures called for redemption pursuant to Section 3.01, until 5:00 p.m., New York City time, on the Business Day prior to the applicable Redemption Date;
     (4) if the Company distributes to all or substantially all holders of Common Stock rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them to purchase, for a period of 45 calendar days or less, shares of Common Stock at a price less than the average Closing Sale Price of the Common Stock for the 10 consecutive Trading Days immediately preceding the declaration date for such distribution, at any time after the Company has given the Distribution Notice with respect to such distribution until the earlier of 5:00 p.m., New York City time, on the Business Day preceding the Ex-Dividend Date or any announcement by the Company that such distribution will not take place; provided, that a Holder may not convert its Debentures if such Holder may otherwise participate in such distribution without converting its Debentures as a result of holding the Debentures;
     (5) if the Company distributes to all or substantially all holders of Common Stock cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a shareholder rights plan or a dividend or distribution on the Common Stock in shares of Common Stock), which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution, at any time after the Company has given the Distribution Notice with respect to such distribution until the earlier of 5:00 p.m., New York City time, on the Business Day preceding the Ex-Dividend Date or any announcement by the Company that such distribution will not take place; provided, that a Holder may not convert its Debentures if such Holder may otherwise participate in such distribution without converting its Debentures as a result of holding the Debentures;
     (6) if the Company is a party to a consolidation, merger or sale, lease, transfer, conveyance or other disposition of all or substantially all of its assets and those of its Subsidiaries taken as a whole that does not constitute a Fundamental Change, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, at any time beginning 15 calendar days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date which is 15 calendar days after the date that is the actual effective date of such transaction;
     (7) if a Fundamental Change occurs, at any time beginning on the Business Day following the effective date of the Fundamental Change until 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date relating to such Fundamental Change; or
     (8) during the five consecutive Business Day period immediately following any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Debentures, as determined following a request by a holder of the Debentures in accordance with the procedures described in Section 10.01(b)(2) hereof, for each day of such five Trading Day period was less than 95% of the product of the Closing Sale Price of the Common Stock on such day multiplied by the Conversion Rate.
          (b) Whenever the Debentures shall become convertible prior to February 1, 2025, upon the satisfaction of one or more of the conditions stated in Sections 10.01(a)(1) and (3)-(8), the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify, in the case of Sections 10.01(a)(1) and 10.01(a)(8), promptly, in the case of Sections 10.01(a)(3), in accordance with Section 3.02, and in the case if Sections 10.01(a)(4), (5), (6) and (7), within the time periods specified in Section 10.01(c), the Trustee, the Conversion Agent and the Holders of the event triggering such convertibility in the manner provided in Section 11.2 of the Original Indenture, and the Company shall also disseminate a press release containing the relevant information and make such information available on the Company’s website or through another public medium as the Company may use at such time. Whenever the Debentures shall become convertible upon the satisfaction of the condition stated in Section 10.01(a)(7), the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall also provide notice of the event triggering such convertibility in accordance with the provisions of Section 4.03. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.
          (c) In the case of a distribution contemplated by Sections 10.01(a)(4) and (5), the Company shall notify holders of Debentures at least 20 calendar days prior to the Ex-Dividend Date for such distribution (the “Distribution Notice”). In the case of a transaction specified in Sections 10.01(a)(6) and 10(a)(7), the Company shall notify holders of Debentures at least 20 calendar days prior to the anticipated effective date of any transaction.
          (d) The Trustee shall have no obligation to determine the Trading Price of the Debentures unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a holder of the Debentures makes a request for a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures would be less than 95% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Debentures. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Debentures for any Trading Day is greater than or equal to 95% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate, and to notify the Company accordingly.
          The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to this Section 10.01(d), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 10.01(d). Upon determination of the Trading Price, the Trustee shall notify the Company in writing of such determination.
          The Trustee shall be under no duty or obligation to determine whether the Debentures are convertible pursuant to Section 10.01(a)(8). For the avoidance of doubt, the Company shall make the calculations described in Section 10.01(a)(8) using the Trading Price provided by the Trustee.
          (e) If a Holder has submitted any Debentures for repurchase pursuant to Section 4.01 or 4.02, such Debentures may be converted only if the Holder submits a withdrawal notice in accordance with Section 4.04 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date or Repurchase Date, as applicable, and if such Debentures are evidenced by a global Debenture, if the Holder complies with appropriate Depositary procedures.

          (f) A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article 10.
          (g) A Holder may convert a portion of the Debentures only if the principal amount of such portion is $1,000 or a multiple of $1,000.
          SECTION 10.02. Conversion Procedures; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Debentures in certificated form, a Holder must (A) complete and manually sign a written notice of conversion (a “Conversion Notice”) in the form entitled “Form of Conversion Notice” attached to the Debenture, or facsimile of such Conversion Notice; (B) deliver such Conversion Notice, which is irrevocable, and the Debenture to the Conversion Agent at the office maintained by the Conversion Agent for such purpose; (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 10.08, pay all transfer or similar taxes or duties; and (D) if required pursuant to Section 2.03(c), pay funds equal to interest payable on the next Interest Payment Date.
          In order to exercise the conversion right with respect to any interest in a Global Debenture, a Holder must (A) comply with the Depositary’s procedures for converting a beneficial interest in a Global Debenture, (B) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 10.08, pay all transfer or similar taxes or duties; and (C) if required pursuant to Section 2.03(c), pay funds equal to interest payable on the next Interest Payment Date.
          The date a Holder satisfies the foregoing requirements is the “Conversion Date” hereunder.
          If a Holder converts more than one Debenture at the same time, the cash and number of shares of Common Stock issuable upon the conversion, if any, shall be based on the total principal amount of the Debentures converted. Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder, a new Debenture in an authorized denomination equal in principal amount to the unconverted portion of the Debenture surrendered.
          Upon the conversion of any Debentures, accrued and unpaid interest to the Conversion Date, with respect to the converted Debentures is deemed to be paid in full rather than cancelled, extinguished or forfeited.
          If the consideration paid by the Company to a Holder upon conversion of the Debentures pursuant to this Article 10 is not sufficient to allow the Company to comply with the United States federal withholding tax obligations imposed by the Code, the Company may, to the extent required by applicable law, recoup or set-off such liability against any amounts owed to such Holder, including, but not limited to, the shares of Common Stock to be issued upon conversion to such beneficial owner or any actual cash dividends or distributions paid to holders of Common Stock with respect to such shares of Common Stock.
          SECTION 10.03. Settlement Upon Conversion . Upon any conversion of Debentures, the Company will deliver to converting Holders in respect of each $1,000 principal amount of Debentures being converted a “Conversion Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Settlement Period Trading Days during the applicable Conversion Period. The Company will deliver cash and shares of Common Stock, if any, equal to the Conversion Settlement Amount on the third Business Day following the final Settlement Period Trading Day of the applicable Conversion Period. The person in whose name the certificate representing any shares of Common Stock is registered shall be treated as a stockholder of record on and after the last Settlement Period Trading Day of the applicable Conversion Period.
          SECTION 10.04. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Debentures. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall instead deliver cash with respect to the fractional share calculated by multiplying the Closing Sale Price on the Common Stock on the final Settlement Period Trading Day of the applicable Conversion Period by the fractional amount and rounding the product to the nearest cent.
          SECTION 10.05. Adjustment to Conversion Rate Upon a Non-Stock Change of Control.
          (a) Subject to Section 10.12, prior to February 1, 2012, if and only to the extent a Holder elects to convert its Debentures in connection with a Non-Stock Change of Control, the Conversion Rate applicable to such converted Debentures shall be increased by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below. Any conversion by a Holder will be deemed to have occurred in connection with such Non-Stock Change of Control only if the Conversion Notice is received by the Conversion Agent during the period from the Business Day following the date on which the Non-Stock Change of Control becomes effective (the “Effective Date”) to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date relating to such Non-Stock Change of Control and notwithstanding the fact that a Debenture may then be convertible because another condition to conversion has been satisfied.
          (b) The number of Additional Shares shall be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for the Common Stock in such Non-Stock Change of Control. If holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to, but not including, the Effective Date of such Non-Stock Change of Control.
          The number of Additional Shares set forth in the table below shall be adjusted in the same manner as and as of any date on which the Conversion Rate is adjusted pursuant to this

Article 10. The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted, as of any date on which the Conversion Rate is adjusted, to equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment and the denominator of which shall be the Conversion Rate as so adjusted.
          The following table sets forth the Stock Price and number of additional shares by which the Conversion Rate shall be increased:

					Stock Price

Effective Date	$23.50	$28.20	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00
January 31, 2007	7.0921	4.4158	3.7251	2.3830	1.5723	1.0611	0.7273	0.5030	0.3486	0.2403
February 1, 2008	7.0921	4.3822	3.6468	2.2458	1.4273	0.9292	0.6152	0.4112	0.2752	0.1828
February 1, 2009	7.0921	4.2062	3.4277	1.9881	1.1899	0.7308	0.4574	0.2893	0.1829	0.1140
February 1, 2010	7.0921	3.8428	3.0190	1.5716	0.8416	0.4639	0.2620	0.1502	0.0858	0.0473
February 1, 2011	7.0914	3.0982	2.2289	0.8745	0.3420	0.1388	0.0607	0.0287	0.0135	0.0048
          If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is between two Stock Prices set forth in such table or the Effective Date is between two Effective Dates set forth in the table, the number of Additional Shares shall be determined by the Company by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 360-day year. If the Stock Price is:
     (a) in excess of $65.00 per share (subject to adjustment), the Conversion Rate will not be increased; or
     (b) less than $23.50 per share (subject to adjustment), the Conversion Rate will not be increased.
          Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted exceed 42.5531 per $1,000 principal amount of the Debentures, subject to adjustment in the same manner as the Conversion Rate as set forth in this Article 10.
          SECTION 10.06. Conversion Rate Adjustments. (a) The Conversion Rate shall be adjusted from time to time by the Company for the following events:
     (1) the issuances to all or substantially all holders of the Common Stock as a dividend or distribution on the Common Stock, or certain subdivisions or combinations of the Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0
where,

CR0	= the Conversion Rate in effect at 5:00 p.m., New York City time, on the Record Date for such dividend or distribution or the effective date of such subdivision or combination

CR1	= the Conversion Rate in effect immediately after the Record Date for such dividend or distribution or the effective date of such subdivision or combination

OS0	= the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Record Date for such dividend or distribution or the effective date of such subdivision or combination

OS1	= the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.
Such adjustment shall become effective immediately after the Record Date for such dividend or distribution or the effective date of such subdivision or combination. If any dividend or distribution of the type described in Section 10.05(a)(1) of this First Supplemental Indenture is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (2) the issuances to all or substantially all holders of the Common Stock of certain rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of the Common Stock at a price less than the Current Market Price of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y
where,
CR0	= the Conversion Rate in effect at 5:00 p.m., New York City time, on the Record Date

CR1	= the Conversion Rate in effect immediately after the Record Date

OS0	= the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Record Date

X	= the total number of shares of Common Stock issuable pursuant to such rights or warrants

Y	= the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Such adjustment shall become effective immediately after the Record Date for such distribution. In the event that such rights or warrants are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash to be determined by the Board of Directors.
     (3) the distributions to all or substantially all holders of the Common Stock, shares of the Capital Stock (other than the Common Stock), evidences of the Company’s indebtedness or assets, including securities, but excluding:
(i)	any dividends or distributions referred to in the clause (1) above;

(ii)	the rights and warrants referred to in clause (2) above;

(iii)	any dividends or distributions paid referred to in clause (4) below;

(iv)	any dividends and distributions in connection with a reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration pursuant to Section 10.07 below; or

(v)	any spin-off to which the provisions set forth below in this Section 10.06(a)(3) apply, in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 — FMV
where,
CR0	= the Conversion Rate in effect at 5:00 p.m., New York City time, on the Record Date

CR1	= the Conversion Rate in effect immediately after the Record Date

SP0	= the Current Market Price

FMV	= the Fair Market Value, on the Record Date, of the shares of Capital Stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock.
If the transaction that gives rise to an adjustment pursuant to this clause (3) is, however, one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of Capital Stock of, or similar equity interests in, a subsidiary or other business unit of the Company (i.e., a spinoff) that are, or, when issued, will be, traded or quoted on the NYSE or any other national or regional securities exchange or market, then the Conversion Rate will instead be adjusted based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0
where,
CR0	= the Conversion Rate in effect at 5:00 p.m., New York City time, on the Record Date

CR1	= the Conversion Rate in effect immediately after the Record Date

FMV0	= the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on and including the effective date of the spinoff

MP0	= the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on and including the effective date of the spinoff.
Such increase shall become effective immediately after the Record Date for such dividend or distribution. In the event that such dividend or distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.
   (4) dividends or other distributions consisting exclusively of cash to all or substantially all holders of Common Stock (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or upon a consolidation or merger, sale, lease, transfer, conveyance or other disposition), in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 — C

where,
CR0	= the Conversion Rate in effect at 5:00 p.m., New York City time, on the Record Date

CR1	= the Conversion Rate in effect immediately after the Record Date

SP0	= the Current Market Price

C	= the amount in cash per share the Company distributes to holders of Common Stock.
Such adjustment shall become effective immediately after the Record Date for such dividend or distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
     (5) the purchases of Common Stock pursuant to a tender offer or exchange offer made by the Company or any of its subsidiaries to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of Common Stock on the Trading Day preceding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer; in which event the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	FMV + (SP1 x OS1)
OS0 x SP1
where,
CR0	= the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date

CR1	= the Conversion Rate in effect immediately after the Expiration Date

FMV
= the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date

OS1	= the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”)

OS0	= the number of shares of Common Stock outstanding immediately after the Expiration Time

SP1	= the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day immediately succeeding the Expiration Date.
          An adjustment, if any, to the Conversion Rate pursuant to this Section 10.06(a)(5) shall become effective immediately prior to the opening of business on the Trading Day immediately following the Expiration Date. In the event that the Company or a subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 10.06(a)(5) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.06(a)(5).
          (b) In cases where the Fair Market Value of assets, debt securities or certain rights, warrants or options to purchase the Company’s securities, applicable to one share of Common Stock, distributed to stockholders:
     (i) equals or exceeds the average Closing Sale Price of Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution, or
     (ii) such average Closing Sale Price exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Debenture will be entitled to receive upon conversion, in addition to the cash and shares of Common Stock, if any, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such Holder would have received if such Holder had converted such Debentures immediately prior to the Record Date for determining the stockholders entitled to receive the distribution.
          (c) To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Debentures a notice of the increase, which notice will be given at least 15 calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
          (d) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.06(a)(1)-(5), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
          (e) No adjustment in the Conversion Rate shall be required unless such adjustment would require a change of at least one percent (1%) in such Conversion Rate; provided that any adjustments that by reason of this Section 10.06(e) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the Closing Date and otherwise (y)(1) five Business Days prior to the Maturity Date of the Debentures (whether at stated maturity or otherwise) or (2) prior to the Redemption Date or Fundamental Change Repurchase Date or Repurchase Date, unless such adjustment has already been made.
          All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock for any issuance of Common Stock or any securities convertible into or convertible for Common Stock or carrying the right to purchase any of the foregoing. Interest will not accrue on any cash into which the Debentures are convertible.
          (f) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Debentures at his last address appearing on the Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (g) In any case in which this Section 10.06 provides that an adjustment shall become effective immediately after (i) a Record Date for a dividend or distribution described in Section 10.06(a)(1), 10.06(a)(3), 10.06(a)(4), (ii) the effective date for a subdivision or combination of the Common Stock described in Section 10.06(a)(1), (iii) a Record Date for the determination of stockholders entitled to receive a rights or warrants pursuant to Section 10.06(a)(2), or (iv) the expiration date for any tender or exchange offer pursuant to Section 10.06(a)(5), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debentures converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock, if any, or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock, if any, issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share pursuant to Section 10.04. For purposes of this Section 10.06(g), the term “Adjustment Event” shall mean:
     (a) in any case referred to in clause (i) hereof, the date any such dividend or distribution is paid or made,
     (b) in any case referred to in clause (ii) hereof, the occurrence of such event,
     (c) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants, and
     (d) in any case referred to in clause (iv) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
          (h) Notwithstanding the foregoing provisions of this Section 10.06, no adjustment to the Conversion Rate shall be made under this Section 10.06 if the holders of the Debentures will participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 10.06 without conversion of such holder’s Debentures. In addition, no adjustment to the Conversion Rate need be made:
          (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
          (2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of the Company’s subsidiaries; or
          (3) for a change in the par value of the Common Stock.
          (i) For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
          (j) Whenever any provision of this Article 10 requires a calculation of an average of Closing Sale Prices over a span of multiple days, the Company will make appropriate adjustments (determined by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

          (k) If the Conversion Rate of the Debentures is adjusted pursuant to this First Supplemental Indenture, to the extent such adjustment results in a constructive distribution to beneficial owners of Debentures under Section 305 of the Internal Revenue Code of 1986, as amended, the Company may, to the extent required by law, recoup or set-off any United States federal withholding tax liability against any payments (whether in cash or Common Stock) made with respect to the Debentures (or any Common Stock received upon conversion thereof) to such beneficial owners.
          SECTION 10.07. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur:
          (a) any reclassification or change of the outstanding Common Stock (other than a change in par value or as a result of a subdivision or combination to which Section 10.06(a)(1) applies),
          (b) any consolidation or merger of the Company with or into another Person or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any other Person or Persons, and, in either case, the holders of Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, (any such event or transaction, a “Reorganization Event”), in each case, the Company or the successor Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall, without the consent of any holders of Debentures, become convertible based on the cash, securities or other property consideration that holders of Common Stock received in such Reorganization Event (the “Reference Property”) except in the limited case of a Public Acquirer Change of Control where the Public Acquirer elects to have the Debentures convertible based on a Conversion Rate of a number of shares of Public Acquirer Common Stock as described in Section 10.12. If the Reorganization Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Debentures will be convertible will be deemed to be the weighted average of the kind and amount of consideration received by the holders of Common Stock that affirmatively make such an election. In all cases, the provisions under Section 10.03 shall continue to apply with respect to the calculation of the Conversion Settlement Amount. The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 10.
          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder, at the address of such Holder as it appears on the Register of the Debentures maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section 10.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.
          If this Section 10.07 applies to any event or occurrence, Section 10.06 shall not apply. Notwithstanding this Section 10.07, if a Public Acquirer Change of Control occurs and the Company elects to adjust its conversion obligation and the Conversion Rate pursuant to Section 10.12, the provisions of Section 10.12 shall apply to the conversion instead of this Section 10.07.
          SECTION 10.08. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting holder of Debentures for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debentures converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
          SECTION 10.09. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.
          (a) The Company shall, prior to the issuance of any Debentures hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Debentures.
          (b) All shares of Common Stock delivered upon conversion of the Debentures shall be newly issued share or shares held in treasury, shall be duly and validly issued and fully paid and non-assessable by the Company and free from preemptive rights and free from all taxes, liens and charges with respect to the issue thereof.
          (c) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Debentures, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such shares of Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
          SECTION 10.10. Notice to Holders Prior to Certain Actions. Except where notice is required pursuant to Section 10.01(a) in case:
          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.06; or

          (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock or rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.06; or
          (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at its address appearing on the Register provided for in Section 11.2 of the Original Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
          SECTION 10.11. Stockholder Rights Plans. If the rights provided for in any future rights plan adopted by the Company have not separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, upon conversion of Debentures, the converting Holder will receive, in addition to shares of Common Stock, if any, the rights under the applicable stockholders agreement. If such rights have separated from the Common Stock, the Conversion Rate will be adjusted as provided in Section 10.06(a)(3).
          SECTION 10.12. Conversion After a Public Acquirer Change of Control.
          (a) In the event of a Public Acquirer Change of Control, the public acquirer may, in lieu of increasing the Conversion Rate by the number of Additional Shares upon conversion pursuant to Section 10.05(a), irrevocably elect to adjust its conversion obligation and the Conversion Rate such that from and after the Effective Date of such Public Acquirer Change of Control, Holders of the Debentures shall be entitled to convert their Debentures, in accordance with Section 10.01, based on a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control by a fraction:

     (1) the numerator of which shall be (A) in the case of a Public Acquirer Change of Control pursuant to which the Common Stock is converted solely into cash, the value of such cash paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days prior to, but excluding, the Effective Date of such Public Acquirer Change of Control; and
     (2) the denominator of which shall be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change of Control.
          (b) The Company shall notify Holders of the public acquirer’s election by providing notice as set forth in Section 10.01(c).
          (c) If the public acquirer elects to make the adjustment to the Conversion Rate described in Section 10.12(a) in the event of a Public Acquirer Change of Control, holders of Debentures will not be entitled to receive any additional shares pursuant to Section 10.05(a).
          SECTION 10.13. Exchange in Lieu of Conversion.
          (a) Notwithstanding anything in this First Supplemental Indenture to the contrary, when a Holder surrenders Debentures for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the commencement of the applicable Conversion Period, such Debentures to a financial institution designated by the Company (a “Financial Institution”) for exchange in lieu of conversion.
          (b) In no event will the Company’s designation of a Financial Institution to which the Debentures may be submitted for exchange does not require the Financial Institution to accept any Debentures. In order to accept any such Debentures surrendered for conversion, the Financial Institution must agree to deliver, in exchange for such Debentures, the cash and shares of Common Stock, if any, equal to the Conversion Settlement Amount.
          (c) By 5:00 p.m., New York City time, on the scheduled Trading Day immediately preceding the first Settlement Period Trading Day of the applicable Conversion Period, the Company must notify the Holder surrendering Debentures for conversion that it has directed the Conversion Agent to surrender such Debentures to the Financial Institution for exchange in lieu of conversion.
          (d) If the Financial Institution accepts any such Securities, it will deliver the Conversion Settlement Amount to the Conversion Agent and the Conversion Agent will deliver the Conversion Settlement Amount to the Holder. Any Debentures exchanged by such Financial Institution will remain outstanding.
          (e) If such Financial Institution agrees to accept any Debentures for exchange but does not timely deliver the Conversion Settlement Amount, of if such Financial Institution does not accept the Debentures for exchange, the Company will, as promptly as practical thereafter convert the Debentures and deliver the Conversion Settlement Amount to the Holder.
          (f) The Company shall not pay any consideration to, or otherwise enter into any agreement or arrangement with, a Financial Institution for or with respect to such designation pursuant to this Section 10.13.
          SECTION 10.14. Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.07 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.14 as the Trustee.
ARTICLE 11
MISCELLANEOUS
          SECTION 11.01. First Supplemental Indenture Controls. This First Supplemental Indenture is executed by the Company, and by the Trustee upon the Company’s request, pursuant to the provisions of Section 2.2 of the Original Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this First Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of this First Supplemental Indenture shall govern.
          SECTION 11.02. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 11.03. Successors. All agreements of the Company in this First Supplemental Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
          SECTION 11.04. Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.
          SECTION 11.05. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 11.06. No Responsibility by Trustee. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this First Supplemental Indenture or the due authorization and execution hereof by the Company.
          SECTION 11.07. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this First Supplemental Indenture and the Debentures. The Company or its agents will make all such calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.
          SECTION 11.08. No Guarantees. The Debentures are not guaranteed by any Guarantor. Accordingly, Article VIII of the Base Indenture shall not apply with respect to the Debentures.
          SECTION 11.09. No Sinking Fund. No sinking fund is provided for the Debentures. Accordingly, Article XII of the Base Indenture shall not apply with respect to the Debentures.

          IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COVANTA HOLDING CORPORATION,
as Issuer

By:	/s/ Mark A. Pytosh
Name:	Mark A. Pytosh
Title:	Senior Vice President and Chief Financial
Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By	/s/ Joseph P O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

EXHIBIT A
[FORM OF FACE OF DEBENTURE]
          THIS DEBENTURE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON THE REQUEST OF THE HOLDER OF THIS DEBENTURE, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS DEBENTURE, (1) THE ISSUE PRICE OF THE DEBENTURE, (II) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IN RESPECT THEREOF, (III) THE ISSUE DATE OF THE DEBENTURE, (IV) THE COMPARABLE YIELD OF THE DEBENTURE, AND (V) THE PROJECTED PAYMENT SCHEDULE OF THE DEBENTURE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT: COVANTA HOLDING CORPORATION, 40 LANE ROAD, FAIRFIELD, NEW JERSEY 07004.
[Global Debentures Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.______
1.00% Senior Convertible Debenture due 2027
CUSIP No.: 22282EAA0
          COVANTA HOLDING CORPORATION, a Delaware corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum of [___] Million Dollars ($___) or such lesser amount as is indicated in the records of the Trustee and DTC, on February 1, 2027, and to pay interest thereon from January 31, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 of each year, commencing August 1, 2007, at the rate of 1.00% per annum, until the principal hereof is paid or made available for payment or converted. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at 5:00 p.m., New York City time, on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not more than 15 calendar days and not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the First Supplemental Indenture (as defined on the reverse hereof).
          Interest on the Debentures for a Full Interest Period will be calculated on the basis of a 360-day period consisting of twelve 30-day months. Interest on the Debentures for any period other than a Full Interest Period will be calculated on the basis of the actual number of days elapsed during the period and a 365-day year. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.
          Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

Dated:

COVANTA HOLDING CORPORATION,
By:
Name:
Title:

By:
Name:
Title

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION
WELLS FARGO BANK, NATIONAL ASSOCIATION,
     as Trustee, certifies that this is one of the
     Debentures referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF DEBENTURE]
TERMS OF DEBENTURES
1.00% Convertible Senior Debenture due 2027
          COVANTA HOLDING CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued these Debentures under an Indenture dated as of January 18, 2007, as amended by the First Supplemental Indenture dated as of January 31, 2007 (as so amended and as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Debentures are, and are to be, authorized and delivered. All terms used in this Debenture which are defined in the Indenture or the First Supplement Indenture shall have the meaning assigned to them in the Indenture or the First Supplemental Indenture, as applicable. In the event of any inconsistency between the Indenture and the First Supplemental Indenture, the First Supplemental Indenture shall govern.
1.	Further Provisions Relating to Interest
          (a) Beginning with the six-month interest period commencing February 1, 2012, the Company will pay interest (“Contingent Interest”) during any six-month interest period if the Trading Price of the Debentures for each of the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Debentures. During any six-month interest period when Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Debentures shall equal 0.25% of the average Trading Price of $1,000 principal amount of Debentures during the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period used to determine whether Contingent Interest must be paid. The Company shall determine if Contingent Interest is payable. If Contingent Interest is payable by the Company, the Company shall determine the amount of Contingent Interest payable and shall set forth such calculations in an Officer’s Certificate delivered to the Trustee.
          (b) (c) In the event of the Company’s failure to perform or observe the covenant in Section 5.01, the Company will pay additional interest (“Additional Interest”) on the Debentures at an annual rate equal to 0.50% of the principal amount of the Debentures for the 365 days after the occurrence of such an Event of Default. Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Debentures. Additional Interest will accrue on all outstanding Debentures from and including the date on which an Event of Default relating to a failure by the Company to comply with its obligations pursuant to Section 5.01 first occurs to, but not including, the 365th day thereafter (or such earlier date on which the Event of Default relating to the Company’s obligations pursuant to Section 5.01 shall have been cured or waived). On such 365th day (or earlier, if an Event of Default relating to the Company’s obligations pursuant to Section 5.01 is cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Debentures will be subject to acceleration as provided in Section 7.02 if such Event of Default is continuing.
          (c) The Company shall pay interest (to the extent lawful) on overdue principal, Redemption Price, Fundamental Change Repurchase Price, Repurchase Price or interest at the rate per annum borne by the Debentures plus 1%.
2.	Method of Payment
          By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest on any Debenture is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
          The Company shall pay interest on:
     (a) any Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee;
     (b) on any Debentures in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid; and
     (c) on any Debentures in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the holder of such Debentures duly delivered to the trustee at least five Business Days prior to the relevant Interest Payment Date, provided, however, that the interest payable on the Maturity Date will be paid to the Person to whom the principal amount is paid.
3.	Paying Agent, Registrar and Conversion Agent
          Initially, Wells Fargo Bank, National Association, as Trustee (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar, or Conversion Agent.
4.	Sinking Fund
          The Debentures are not subject to any sinking fund.

5.	Optional Redemption
          The Debentures will not be redeemable at the option of the Company prior to February 1, 20 12. At any time on or after February 1, 2012, the Debentures will be redeemable at the option of the Company, in whole or in part, on not less than 30 calendar days’ nor more than 60 calendar days’ prior notice, at the Redemption Price specified in the Indenture.
6.	Repurchase of Debentures at the Option of Debentureholders
          If a Fundamental Change occurs at any time prior to maturity of the Debentures, this Debenture will be subject to a repurchase, at the option of the holder, on a Fundamental Change Repurchase Date, specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after notice thereof, at the Fundamental Change Repurchase Price specified in the Indenture.
          Subject to the terms and conditions of the Indenture, each holder shall have the right, at such holder’s option, to require the Company to repurchase all or any portion of the Debentures held by such holder, on February 1, 2012, February 1, 2017 and February 1, 2022 at a Repurchase Price specified in the Indenture.
7.	Conversion
          Subject to the conditions and procedures set forth in the Indenture, and, at any time on or after February 1, 2025, upon satisfaction of conditions and during the periods specified in the Indenture, a Holder may convert Debentures, on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding Stated Maturity, based on shares of Common Stock at the Conversion Rate. Upon conversion, the Company will satisfy its conversion obligations in cash and shares of Common Stock, if any.
          The initial Conversion Rate is 35.4610 shares of Common Stock per $1,000 principal amount of Debentures, subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will pay cash and shares of Common Stock, if any, based on a Daily Settlement Amounts calculated on a proportionate basis for each day of the 20-day Conversion Period, as set forth in the Indenture. The Company shall deliver cash in lieu of any fractional share of Common Stock.
          A Holder may convert a portion of the Debentures only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.
8.	Denominations, Transfer, Exchange
          The Debentures are in fully registered form without interest coupons in denominations of $1,000 and integral multiples of $1,000. A Debentureholder may transfer or exchange Debentures in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Debentureholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not issue, register the transfer of, or exchange any Debentures during the period of 15 days before the mailing of the notice of redemption, or register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.
9.	Persons Deemed Owners
          The registered holder of this Debenture may be treated as the owner of it for all purposes.
10.	Unclaimed Money
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Debentures that remains unclaimed for two years, and, thereafter, Debentureholders entitled to the money and/or securities must look to the Company for payment as general creditors.
11.	Amendment, Waiver
          Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Debentures with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures and the waiver of any Event of Default (other than with respect to nonpayment, or failure to satisfy conversion obligation or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Debentures.
          In addition, the Indenture permits an amendment of the Indenture or the Debenture without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Debenture only with the consent of any Holder affected thereby under circumstances specified in the Indenture.
12.	Defaults and Remedies
          Except as specified in the Indenture, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Debentures may declare all the Debentures by notice to the Company to be due and payable immediately. In addition, certain specified Events of Default will cause the Debentures to become immediately due and payable without further action by the Holders or the Trustee.
          Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default

(except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.
13.	Tax Treatment
          The Company agrees, and by acceptance of beneficial ownership interest in the Debentures each holder of the Debentures will be deemed to have agreed, for U.S. federal income tax purposes (1) to treat the Debentures as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and, for purposes of the Contingent Payment Regulations, to treat the cash and the fair market value of any stock beneficially received by a holder upon any conversion of the Debentures as a contingent payment and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Debentures. A holder may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Debentures by submitting a written request for such information to the Company at the following address: Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004.
14.	Trustee Dealings with the Company
          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
15.	No Recourse Against Others
          A director, officer, employee or stockholder, as such, of the Company or Distribution shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.
16.	Authentication
          This Debenture shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debenture.
17.	Abbreviations
          Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	GOVERNING LAW
          THIS DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
19.	CUSIP and ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Debentures and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Debentureholders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company will furnish to any holder of Debentures upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Debenture.

CONVERSION NOTICE

TO:	COVANTA HOLDING CORPORATION
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
          The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into, cash and shares of Common Stock of Covanta Holding Corporation, if any, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the check in payment for cash and the shares, if any, issuable and deliverable upon such conversion, deliverable upon conversion or for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.
Dated: ______________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

          Fill in the registration of shares of Common Stock, if any, if to be issued, and Debentures if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:	COVANTA HOLDING CORPORATION
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
          The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Covanta Holding Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.
Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.
     Debentures Certificate Number (if applicable):
     Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):
     Social Security or Other Taxpayer Identification Number:

ASSIGNMENT
           For value received                                                                  hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Debentures, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Debentures on the books of the Company, with full power of substitution in the premises.
Dated: ______________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.